UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 8, 2005

                                  Airtrax, Inc.
             (Exact name of registrant as specified in its charter)



       New Jersey                      0-25791                   22-3506376
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                 200 Freeway Drive Unit One, Blackwood, NJ 08012
              (Address of principal executive offices and Zip Code)
                                 (856) 232-3000

                                   Copies to:
                               Richard A. Friedman
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 8, 2005, our Board of Directors appointed Nicholas E. Fenelli as our Chief Operations Officer, John W. Poling as our Chief Financial Officer and Andrew G. Guzzetti as a director, each to become effective within 5 days after the Securities and Exchange Commission declares effective our registration statement on Form SB-2 filed on February 11, 2005, as amended. There are no understandings or arrangements between Messrs. Fenelli, Poling and Guzzetti and any other person pursuant to which Messrs. Fenelli, Poling and Guzzetti were selected as executive officers and a director, respectively. Mr. Guzzetti presently does not serve on any committee of our Board of Directors. Mr. Guzzetti may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof. Messrs. Fenelli, Poling and Guzzetti do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Nicholas E. Fenelli has been with our company since 2001 serving first as Project Engineer, and as Vice President of Concept Development. From 1996 to 1998, Mr. Fenelli served as Project Engineer of NACCO Materials Handling Group, Inc, where his work included the ergonomic improvement project for the Hyster/Yale order picker trucks, and work on the development of the three wheeled sit down rider truck. From 1990 to 1995, Mr. Fenelli was Plant Manager for Cammerzell Machinery Company, a manufacturer of powder compaction and robotic conveying equipment for the Ceramic, Refractory, and Pharmaceutical industries. Between 1998 and 2002 Mr. Fenelli served as Treasurer and as a member of the Board of Directors of the Engineers Club of Trenton. He received a BS in Mechanical Engineering from Lehigh University in 1978.

From November 2002 to the present, John W. Poling has served as a partner at Tatum Partners, LLC, a national professional services firm specializing in financial and information technology leadership practices that serve organizations undergoing significant change. From August 2003 to the present, Mr. Poling has served as a director, Chairman of the Audit Committee and member of the Compensation Committee of Kreisler Manufacturing Corp. (NASDAQ: KRSL). From 2002 to the present, Mr. Poling has served as a director, Chairman of the Audit Committee and member of the Compensation Committee of SystemOne Technology, Inc. (NASDAQ: STEK). From March 1999 to November 2002, Mr. Poling served as the Chief Financial Officer of U.S. Plastic Lumber Corp., a NASDAQ company specializing in manufacturing of plastic lumber and other profiles from recycled plastic material. Here, Mr. Poling organized corporate development activities, credit facilities, acquisitions and other debt and equity offerings and was responsible for all financial and SEC reporting, taxes, auditing and treasury and cash management. Mr. Poling received a BS in Accounting from Rutgers University in 1972.

From September 2004 to the present, Andrew G. Guzzetti has served as Managing Director of the Private Client Group of McGinn Smith and Co., Inc., an investment banking and retail brokerage firm, where he is responsible for building the wealth management private client group through recruitment and training. From February 2004 through September 2004, Mr. Guzzetti served as Managing Director of the Private Client Division of The Keystone Equities Group in which he was responsible for building the retail brokerage arm of this company. From February 2002 through February 2004, Mr. Guzzetti was a private investor consultant in which he assisted start-up public and private companies in raising funds. From November 1995 through February 2002, Mr. Guzzetti served as Senior Vice President and Branch Manager of Salomon Smith Barney where he was responsible for increasing the financial consultant population through recruitment and training. Mr. Guzzetti received his BA in Economics from Utica College in 1969.


Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

         Not applicable.

(b) Pro forma financial information.

         Not applicable.

(c) Exhibits.

         None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Airtrax, Inc.


Date: December 13, 2005                         /s/ Peter Amico
                                                ---------------
                                                Peter Amico
                                                Chief Executive Officer